Exhibit 99.1
Opendoor Announces Second Quarter of 2022 Financial Results
SAN FRANCISCO, California - August 4, 2022 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading e-commerce platform for residential real estate transactions, today reported financial results for its quarter ended June 30, 2022. Opendoor’s second quarter of 2022 financial results and management commentary can be accessed through the Company’s shareholder letter on the quarterly results page of Opendoor’s investor relations website at https://investor.opendoor.com.
“We are proud of how we served our customers and of our financial performance in the second quarter. Revenue grew over 250% year-over-year, with gross profit of $486 million and Contribution Profit of $422 million – the highest of any quarter. These results enabled us to deliver a record first half of 2022,” said Eric Wu, Co-founder and CEO of Opendoor.
Wu continued, “While we are pleased with these results, current market volatility is requiring us to move swiftly and with discipline in managing risk and overall inventory health. We are leveraging our responsive pricing and operations platform, our low cost structure, and our strong balance sheet to operate from a position of strength and solidify our leadership as the category winner.”
Second Quarter 2022 Key Highlights
•Revenue of $4.2 billion, up 254% versus 2Q21; with 10,482 total homes sold, up 201% versus 2Q21
•Gross profit of $486 million, versus $159 million in 2Q21, up 206% versus prior year; gross margin of 11.6%, versus 13.4% in 2Q21
•Net loss of $(54) million, versus $(144) million in 2Q21
•Adjusted Net Income of $122 million, versus $3 million in 2Q21
•Contribution Profit of $422 million, versus $128 million in 2Q21, up 230% versus prior year; Contribution Margin of 10.1%, versus 10.8% in 2Q21
•Adjusted EBITDA of $218 million, versus $25 million in 2Q21; Adjusted EBITDA Margin of 5.2%, versus 2.2% in 2Q21
•Inventory balance of 17,013 homes, representing $6.6 billion in value, up 143% versus 2Q21
•Purchased 14,135 homes, up 66% versus 2Q21
•Launched New York and New Jersey, Detroit, Southwest Florida, Boston, Albuquerque, and Cincinnati; bringing us to 51 markets at the end of 2Q22
Outlook
•3Q22 revenue guidance of $2.2 billion to $2.6 billion
•3Q22 Adjusted EBITDA1 guidance of $(175) million to $(125) million
1 Opendoor has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” below.

Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on August 4, 2022, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of management for future operations. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will”, or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to our public securities’ potential liquidity and trading; our ability to raise financing in the future; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; various factors relating to our business, operations and financial performance, including, but not limited to, the impact of the COVID-19 pandemic on our ability to grow market share; our ability to respond to general economic conditions and the health of the U.S. residential real estate industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022, as updated by our other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About Opendoor
Opendoor’s mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple way to buy and sell a home. Opendoor currently operates in a growing number of markets nationwide.

For more information, please visit www.opendoor.com

Contact Information

Investors:
Elise Wang
Opendoor
investors@opendoor.com

Media:
Sheila Tran / Charles Stewart
Opendoor
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE	$4,198	$1,186	$9,349	$1,933
COST OF REVENUE	3,712	1,027	8,328	1,677
GROSS PROFIT	486	159	1,021	256
OPERATING EXPENSES:
Sales, marketing and operations	276	97	552	166
General and administrative	137	190	238	412
Technology and development	41	24	81	75
Total operating expenses	454	311	871	653
INCOME (LOSS) FROM OPERATIONS	32	(152)	150	(397)
WARRANT FAIR VALUE ADJUSTMENT	—	24	—	9
INTEREST EXPENSE	(89)	(16)	(157)	(27)
OTHER INCOME (LOSS) – Net	4	—	(18)	1
LOSS BEFORE INCOME TAXES	(53)	(144)	(25)	(414)
INCOME TAX EXPENSE	(1)	—	(1)	—
NET LOSS	$(54)	$(144)	$(26)	$(414)
Net loss per share attributable to common shareholders:
Basic	$(0.09)	$(0.24)	$(0.04)	$(0.72)
Diluted	$(0.09)	$(0.24)	$(0.04)	$(0.72)
Weighted-average shares outstanding:
Basic	624,958	588,374	622,064	576,941
Diluted	624,958	588,374	622,064	576,941

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,239	$1,731
Restricted cash	615	847
Marketable securities	233	484
Escrow receivable	56	84
Mortgage loans held for sale pledged under agreements to repurchase	12	7
Real estate inventory, net	6,628	6,096
Other current assets ($2 and $4 carried at fair value)	162	91
Total current assets	9,945	9,340
PROPERTY AND EQUIPMENT – Net	54	45
RIGHT OF USE ASSETS	43	42
GOODWILL	60	60
INTANGIBLES – Net	7	12
OTHER ASSETS	27	7
TOTAL ASSETS	$10,136	$9,506
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$215	$137
Non-recourse asset-backed debt - current portion	3,362	4,240
Other secured borrowings	12	7
Interest payable	10	12
Lease liabilities - current portion	7	4
Total current liabilities	3,606	4,400
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	3,176	1,862
CONVERTIBLE SENIOR NOTES	956	954
LEASE LIABILITIES – Net of current portion	42	42
Total liabilities	7,780	7,258
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 627,033,133 and 616,026,565 shares issued, respectively; 627,033,133 and 616,026,565 shares outstanding, respectively	—	—
Additional paid-in capital	4,092	3,955
Accumulated deficit	(1,731)	(1,705)
Accumulated other comprehensive (loss) income	(5)	(2)
Total shareholders’ equity	2,356	2,248
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,136	$9,506

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26)	$(414)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	38	20
Amortization of right of use asset	4	4
Stock-based compensation	126	403
Warrant fair value adjustment	—	(9)
Gain on settlement of lease liabilities	—	(5)
Inventory valuation adjustment	90	1
Change in fair value of equity securities	25	—
Net fair value adjustments and gain (loss) on sale of mortgage loans held for sale	(1)	(2)
Origination of mortgage loans held for sale	(108)	(83)
Proceeds from sale and principal collections of mortgage loans held for sale	106	68
Changes in operating assets and liabilities:
Escrow receivable	28	(32)
Real estate inventory	(622)	(2,249)
Other assets	(80)	(38)
Accounts payable and other accrued liabilities	79	34
Lease liabilities	(2)	(10)
Net cash used in operating activities	(343)	(2,312)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20)	(11)
Purchase of marketable securities	(28)	(239)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	250	86
Purchase of non-marketable equity securities	(25)	(10)
Proceeds from sale of non-marketable equity securities	3	—
Capital returns of non-marketable equity securities	3	—
Net cash provided by (used in) investing activities	183	(174)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3	7
Proceeds from warrant exercise	—	5
Proceeds from the February 2021 Offering	—	886
Issuance cost of common stock	—	(29)
Proceeds from non-recourse asset-backed debt	6,608	3,160
Principal payments on non-recourse asset-backed debt	(6,162)	(1,374)
Proceeds from other secured borrowings	105	82
Principal payments on other secured borrowings	(100)	(65)
Payment of loan origination fees and debt issuance costs	(18)	(2)
Net cash provided by financing activities	436	2,670
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	276	184
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	2,578	1,506
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$2,854	$1,690
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$145	$21
DISCLOSURES OF NONCASH ACTIVITIES:
Stock-based compensation expense capitalized for internally developed software	$8	$6
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$2,239	$1,558
Restricted cash	615	132
Cash, cash equivalents, and restricted cash	$2,854	$1,690

Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution Profit, Contribution Profit After Interest, Adjusted Net (Loss) Income, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.

The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest, which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including senior interest costs attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a given period.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, and (2) inventory valuation adjustment in prior periods. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit / Margin
We calculate Contribution Profit as Adjusted Gross Profit, minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution Profit as a percentage of revenue.

We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflows directly associated with a specific resale cohort.
Contribution Profit / Margin After Interest
We define Contribution Profit After Interest as Contribution Profit, minus interest expense under our non-recourse asset-backed senior debt facilities incurred on the homes sold during the period. This may include interest expense recorded in periods prior to the period in which the sale occurred. Our asset-backed senior debt facilities are secured by our real estate inventory and cash. In addition to our senior debt facilities, we use a mix of debt and equity capital to finance our inventory and that mix will vary over time. We expect to continue to evolve our cost of financing as we include other debt sources beyond mezzanine capital. As such, in order to allow more meaningful period over period comparisons that more accurately reflect our asset performance rather than our evolving financing choices, we do not include interest expense associated with our mezzanine term debt facilities in this calculation. Contribution Margin After Interest is Contribution Profit After Interest as a percentage of revenue.
We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when burdened with the cost of senior financing.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except percentages and homes sold, or as noted)	2022	2021	2022	2021
Gross profit (GAAP)	$486	$159	$1,021	$256
Gross Margin	11.6%	13.4%	10.9%	13.2%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	82	1	85	1
Inventory valuation adjustment – Prior Periods(1)(3)	(12)	—	(38)	—
Adjusted Gross Profit	$556	$160	$1,068	$257
Adjusted Gross Margin	13.2%	13.5%	11.4%	13.3%
Adjustments:
Direct selling costs(4)	(100)	(26)	(236)	(44)
Holding costs on sales – Current Period(5)(6)	(11)	(3)	(42)	(7)
Holding costs on sales – Prior Periods(5)(7)	(23)	(3)	(36)	(2)
Contribution Profit	$422	$128	$754	$204
Homes sold in period	10,482	3,481	23,151	5,943
Contribution Profit per Home Sold (in thousands)	$40	$37	$33	$34
Contribution Margin	10.1%	10.8%	8.1%	10.5%
Adjustments:
Interest on homes sold – Current Period(8)(9)	(12)	(3)	(42)	(7)
Interest on homes sold – Prior Periods(8)(10)	(21)	(2)	(33)	(1)
Contribution Profit After Interest	$389	$123	$679	$196
Contribution Margin After Interest	9.3%	10.4%	7.3%	10.1%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(5)Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.
(8)This does not include interest on mezzanine term debt facilities or other indebtedness.
(9)Represents the interest expense under our asset-backed senior debt facilities incurred during the period presented on homes sold in the period presented.

(10)Represents the interest expense under our asset-backed senior debt facilities incurred during prior periods on homes sold in the period presented.

Adjusted Net Income (Loss) and Adjusted EBITDA
We also present Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-recurring, non-cash, not directly related to our revenue-generating operations or not aligned to related revenue.
Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net Income (Loss)
We calculate Adjusted Net Income (Loss) as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, warrant fair value adjustment, and intangibles amortization expense. It also excludes non-recurring gain on lease termination, payroll tax on initial RSU release, and legal contingency accrual and related expenses. Adjusted Net Income (Loss) also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Income (Loss) does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA
We calculated Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business.

The following table presents a reconciliation of our Adjusted Net Income (Loss) and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except percentages)	2022	2021	2022	2021
Net loss (GAAP)	$(54)	$(144)	$(26)	$(414)
Adjustments:
Stock-based compensation	59	164	126	403
Equity securities fair value adjustment(1)	3	—	25	—
Warrant fair value adjustment(1)	—	(24)	—	(9)
Intangibles amortization expense(2)	3	1	5	1
Inventory valuation adjustment – Current Period(3)(4)	82	1	85	1
Inventory valuation adjustment — Prior Periods(3)(5)	(12)	—	(38)	—
Gain on lease termination	—	—	—	(5)
Payroll tax on initial RSU release	—	5	—	5
Legal contingency accrual and related expenses	42	—	45	—
Other(6)	(1)	—	(1)	—
Adjusted Net Income (Loss)	$122	$3	$221	$(18)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles and right of use assets	12	7	21	16
Property financing(7)	76	12	134	19
Other interest expense(8)	13	4	23	8
Interest income(9)	(6)	(1)	(6)	(2)
Income tax expense	1	—	1	—
Adjusted EBITDA	$218	$25	$394	$23
Adjusted EBITDA Margin	5.2%	2.2%	4.2%	1.2%
________________
(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(5)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)Includes primarily gain or loss on interest rate lock commitments, gain or loss on the sale of available for sale securities, sublease income, and income from equity method investments.
(7)Includes interest expense on our non-recourse asset-backed debt facilities.
(8)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 convertible senior notes outstanding, and interest expense on other secured borrowings.
(9)Consists mainly of interest earned on cash, cash equivalents and marketable securities.